UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 30, 2013
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On April 30, 2013, FelCor Lodging Trust Incorporated (the "Company") and Andrew J. Welch, the Company's Chief Financial Officer, determined that Mr. Welch will leave the Company to pursue other opportunities. Mr. Welch's service as the Company's Executive Vice President and Chief Financial Officer will end on June 30, 2013, or such other date as is otherwise determined (the “Transition Date”). After Mr. Welch completes his service, the Company has determined that one individual will serve as both the Company's Chief Financial Officer and its Treasurer. Mr. Welch will continue to be employed by the Company for a transitional period through December 31, 2013, or such earlier date as is otherwise determined.
(e)    In connection with the end of his service as the Company's Executive Vice President and Chief Financial Officer, Mr. Welch and the Company entered into a Severance Agreement pursuant to which the Company will provide the following benefits to Mr. Welch:

1.
An amount equal to the sum of: (x) 18 months' base salary (based on his 2013 base salary of $397,838) plus (y) 150% of his target 2013 cash bonus (as with all of the Company's executive vice presidents, Mr. Welch's target bonus is 75% of his base salary), payable in lump sum as soon as practicable after his employment with the Company is completed.

2.
Effective upon completing his employment with the Company, accelerated vesting of his outstanding restricted stock, restricted cash (including shares of the Company's common stock previously purchased with restricted cash) and restricted stock units (“RSUs”). For purposes of determining how many shares of the Company's common stock are to be issued in respect of Mr. Welch's RSUs, the relevant performance periods (in all cases) will be deemed to have ended on the Transition Date.

3.	$70,295, payable in lump sum as soon as practicable after his employment with the Company is completed in lieu of Company-paid COBRA premiums.
While he remains an employee of the Company, Mr. Welch will continue to participate in the Company's annual cash incentive compensation program on the same basis as applicable to the Company's named executive officers, with his bonus determined based on projected and actual performance through the day his employment ends. The foregoing description of Mr. Welch's Severance Agreement is not complete and is qualified entirely by reference to the terms and conditions set forth in that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(c)    Upon Mr. Welch's completion of his service as the Company's Executive Vice President and Chief Financial Officer, Michael C. Hughes, age 38, has been appointed as the Company's Senior Vice President, Chief Financial Officer and Treasurer. Mr. Hughes joined the Company in May 2006 as Vice President, Finance, was elected its Treasurer in February 2009 and promoted to Senior Vice President in February 2013. Prior to joining FelCor, Mr. Hughes was Vice President of Corporate Finance at Wyndham International, Inc., which he joined as a senior analyst in 2002. Mr. Hughes previously was a business consultant with Maverick Management. He was awarded a bachelor's degree in business from Rhodes College in Memphis, Tennessee and is a holder of the Charter Financial Analyst® designation.
The compensation program for Mr. Hughes includes a base salary ($275,000 per year, effective when he begins to serve as Chief Financial Officer), annual performance-based cash bonus (as a Senior Vice President, ranging from threshold to maximum of 20% to 80%, respectively, of his base salary, and targeted at 50% of his base salary), and beginning in 2014, annual awards under the Company's equity compensation program for its named executive officers.

Mr. Hughes has no familial relationship nor any related party interests required to be disclosed under Items 401(d) and 404(a), respectively, of Regulation S-K. He is not a director of the Company or any other registered company.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit
10.1	Severance and Release Agreement, dated as of April 30, 2013, by and between FelCor Lodging Trust Incorporated and Andrew J. Welch

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	May 6, 2013	FelCor Lodging Trust Incorporated

		By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Severance and Release Agreement, dated as of April 30, 2013, by and between FelCor Lodging Trust Incorporated and Andrew J. Welch